Exhibit 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Announces Launch of Offering of Common Stock

DANBURY, CT – December 1, 2020 – FuelCell Energy, Inc. (Nasdaq: FCEL) (“FuelCell Energy” or the “Company”) today announced the launch of an underwritten public offering of 34,518,539 shares of its common stock (the “Offering”). Subject to market and other conditions, FuelCell Energy expects to sell 19,822,219 shares of common stock and certain selling stockholders expect to sell an aggregate of 14,696,320 shares of common stock. FuelCell Energy also granted the underwriters a 30-day option to purchase up to an additional 5,177,781 shares of common stock.

FuelCell Energy intends to use the net proceeds from the Offering to repay all outstanding amounts under its Credit Agreement with Orion Energy Partners Investment Agent, LLC, as Administrative Agent and Collateral Agent and its affiliated lenders. The Company may also use a portion of the net proceeds from the Offering to pay the principal redemption price of and accrued dividends on preferred stock issued by one of the Company’s subsidiaries and to repay other outstanding debt. Any remaining proceeds will be used to accelerate the development and commercialization of the Company’s solid oxide platform and for project development, project financing, working capital support, and general corporate purposes. FuelCell Energy will not receive any proceeds from shares of common stock to be sold by the selling stockholders.

J.P. Morgan Securities LLC is acting as sole book-running manager.

A shelf registration statement on Form S-3 (including a prospectus) relating to these securities has been filed with the Securities and Exchange Commission and has become effective. The Offering may be made only by means of a prospectus supplement and the accompanying prospectus. Before investing, prospective investors should read the prospectus supplement, accompanying prospectus and documents incorporated by reference therein for more complete information about FuelCell Energy and the Offering. A copy of the preliminary prospectus supplement and accompanying prospectus related to the Offering can be obtained for free by visiting the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-888-603-5847.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FuelCell Energy

FuelCell Energy, Inc. (NASDAQ: FCEL) FuelCell Energy is a global leader in sustainable clean energy technologies that address some of the world’s most critical challenges around energy, safety and global urbanization. As a leading global manufacturer of proprietary fuel cell technology platforms, FuelCell Energy is uniquely positioned to serve customers worldwide with sustainable products and solutions for businesses, utilities, governments and municipalities. Our solutions are designed to enable a world empowered by clean energy, enhancing the quality of life for people around the globe. We target large-scale power users with our megawatt-class installations globally, and currently offer sub-megawatt solutions for smaller power consumers in Europe. To provide a frame of reference, one megawatt is adequate to continually power approximately 1,000 average sized U.S. homes. We develop turn-key distributed power generation solutions and operate and provide comprehensive service for the life of the power plant. Our fuel cell solution is a clean, efficient alternative to traditional combustion-based power generation, and is complementary to an energy mix consisting of intermittent sources of energy, such as solar and wind turbines. Our customer base includes utility companies, municipalities, universities, hospitals, government entities/military bases and a variety of industrial and commercial enterprises. Our leading geographic markets are currently the United States and SouthKorea, and we are pursuing opportunities in other countries around the world. FuelCell Energy, based in Connecticut, was founded in 1969.

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and its business plans and strategies. Forward-looking statements in this release also include, but are not limited to, statements regarding the conduct of the Offering and the size and terms of the Offering. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, ability to access certain markets, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, access to and ability to raise capital and attract financing, potential volatility of energy prices, rapid technological change, competition, the Company’s ability to successfully implement its new business strategies and achieve its goals, the Company’s ability to achieve its sales plans and cost reduction targets, changes by the U.S. Small Business Administration or other governmental authorities to, or with respect to the implementation or interpretation of, the Coronavirus Aid, Relief, and Economic Security Act, the Paycheck Protection Program or related administrative matters, and concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus, and resulting supply chain disruptions, shifts in clean energy demand, impacts to customers’ capital budgets and investment plans, impacts to the Company’s project schedules, impacts to the Company’s ability to service existing projects, and impacts on the demand for the Company’s products, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

FuelCell Energy, Inc.

ir@fce.com

203.205.2491

Source: FuelCell Energy

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